Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2022, relating to the financial statements of Bridge Investment Group Holdings Inc., appearing in the Annual Report on Form 10-K of Bridge Investment Group Holdings Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 1, 2022